EXHIBIT 23.5

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-174413 on Form S-8 of Legend Oil and Gas Ltd., of our report dated March 29, 2011 (except for Note 12 which is dated November 23, 2011) relating to the consolidated financial statements of International Sovereign Energy Corp. appearing in the Amendment No. 1 to the current report of Legend on Form 8-K/A filed on November 23, 2011.

/s/ Deloitte & Touche LLP

Chartered Accountants

Calgary, Canada

November 23, 2011